UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 12, 2025

Brag House Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-42525	87-4032622
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

45 Park Street, Montclair, NJ	07042
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (413) 398-2845

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	TBH	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

The Merger Agreement

Brag House Holdings, Inc., a Delaware corporation (“Brag House” or “Purchaser”), has entered into a Merger Agreement dated as of October 12, 2025 (the “Merger Agreement”), by and among Purchaser, House of Doge, Inc., a Texas Corporation (“House of Doge” or the “Company”), and Brag House Merger Sub, Inc., a Delaware corporation and direct wholly owned subsidiary of Purchaser (“Merger Sub”). The Merger Agreement and the transactions contemplated thereby were unanimously approved by the respective boards of directors of both Brag House and House of Doge. Pursuant to the Merger Agreement, upon the terms and subject to the conditions set forth therein, among other things, the Company will merge (the “Merger”) with and into Merger Sub, with the Company continuing as the surviving entity and a wholly owned subsidiary of Purchaser.

In exchange for the outstanding shares of the Company’s common stock and the Company’s outstanding restricted stock units (“RSUs”), Brag House will issue shares of its common stock and a new class of preferred stock (that will be convertible into shares of common stock) and RSUs constituting an aggregate of approximately 663,250,176 shares of its common stock, on a fully diluted basis, to House of Doge’s shareholders and RSU holders, provided that any shares of its common stock that House of Doge issues to non-affiliates in arms-length commercial business transactions it negotiates in good faith in the ordinary course of business prior to the effective time of the Merger (the “Effective Time”) will also be exchanged in the Merger and, therefore, cause the number of shares of common stock that Brag House issues in the Merger to proportionately increase. House of Doge will also issue 9,000,000 shares of its common stock to Lavell Juan Malloy, II, Brag House’s CEO, and certain other individuals or representatives of Brag House to be identified by Brag House (the “Purchaser Representatives”) prior to the closing (the “Closing”) of the transactions contemplated by the Merger Agreement (the “Transactions”). Upon consummation of the Merger, House of Doge will become the majority shareholder of Brag House. Following the Merger, Brag House’s common stock shall continue to be listed on The Nasdaq Stock Market LLC (“Nasdaq”) and Brag House will be renamed “House of Doge Inc.”

Specifically, the Merger Agreement provides for, among other things, the following:

(i)	House of Doge will merge with and into Merger Sub, with House of Doge continuing as the surviving entity and a wholly owned subsidiary of Brag House.

(ii)	At the Effective Time, each share of House of Doge common stock issued and outstanding immediately prior to the Effective Time (other than shares held by House of Doge as treasury stock) will automatically be converted into the right to receive that number of shares of Brag House common stock equal to the Exchange Ratio (as such term is defined in the Merger Agreement).

(iii)	At the Effective Time, each vested House of Doge RSU issued and outstanding immediately prior to the Effective Time will automatically be converted into the right to receive that number of shares of Brag House common stock equal to the Exchange Ratio.

(iv)	At the Effective Time, each unvested House of Doge RSU issued and outstanding immediately prior to the Effective Time will automatically be converted into the right to receive such number of Brag House RSUs equal to the Exchange Ratio, which Brag House RSUs shall otherwise have substantially the same terms of such unvested House of Doge RSUs immediately prior to the Effective Time, including with respect to vesting.

Provided, however, that certain stockholders identified by the Company will receive shares of a to-be-authorized class of Brag House’s preferred stock in lieu of some or all of the shares of Brag House common stock that they would otherwise be entitled to, at their option, provided that (i) the number of shares of Brag House common stock that they would hold at the Effective Time is no more than 4.99% of the number of shares of Brag House common stock outstanding immediately prior to the Effective Time and (ii) such a Company stockholder that does not make such an election will receive solely shares of the new class of preferred stock in exchange for their shares of Company common stock, in each case in an amount such that the number of shares of Brag House common stock into which the shares of preferred stock are convertible will equal the number of shares of common stock to which they would have otherwise been entitled had they not received the preferred stock in lieu of shares of Brag House common stock.

The Merger Agreement provides that Brag House will file with the Delaware Secretary of State the Certificate of Designation to create the new series of preferred stock. Pursuant to the Merger Agreement, it is intended that the holders of such shares of preferred stock will have voting and dividend rights and rights upon liquidation equal to holders of the common stock and will vote with the common stock as a single class, in each case on an as-converted basis.

Officers and Directors Following the Merger

Effective as of the Effective Time, the directors, except for Mr. Malloy, and the officers of Brag House will resign and the board of directors of Brag House will consist of Mr. Malloy and six other members as designated by House of Doge, provided that at least four of such six designees must qualify as “independent directors” under the listing rules of the Nasdaq Stock Market LLC (“Nasdaq”). As of the Effective Time, Marco Margiotta, the Company’s Chief Executive Officer, will be the Chief Executive Officer of Purchaser, Charles Park, the Company’s Chief Financial Officer, will be the Chief Financial Officer of Purchaser, and Mark Lau, the Company’s Chief Legal Officer, will be the Secretary of Purchaser.

In connection with the Merger, the parties agreed that the employment agreements between Purchaser and each Purchaser Representative will be amended and restated, to become effective on the Effective Date, upon terms mutually agreeable by each such Purchaser Representative, Purchaser and the Company, and that Purchaser will use its reasonable best efforts to negotiate and cause each Purchaser Representative to execute an amended and restated employment agreement as promptly as practicable, but in no case after November 26, 2025. In this regard, each of Mr. Malloy, Chetan Jindal, Purchaser’s Chief Financial Officer, and Daniel Leibovich, Purchaser’s Chief Operating Officer, entered into, concurrently with the Merger Agreement, a Conditional Consent and Limited Waiver with Brag House and House of Doge and pursuant to which, in connection with Purchaser’s entry into the Merger Agreement, each such executive agreed (i) to waive any of his entitlements to severance or termination-without-cause or change-of-control benefits and (ii) that provisions of his existing employment agreement governing annual equity awards and fringe benefits, perquisites and vacations, as they relate to “unlimited paid vacation days per calendar year,” will no longer be operative. Such waivers shall be automatically canceled until the earlier of (i) the effectiveness of the Executive’s new employment agreement, (ii) the termination, cancellation or abandonment of the Transactions, or (iii) mutual consent of the parties. The Conditional Consent and Limited Waivers also provide that each executive’s stock options issued pursuant to Purchaser’s stock option plan shall be deemed fully vested upon Brag House’s execution of the Merger Agreement.

Existing Business of Brag House

Despite their resignation as officers of Brag House, the Merger Agreement provides that Brag House’s current officers will continue their function as senior management personnel of Purchaser in roles, functions and other management capacities with respect to Brag House’s businesses and operations prior to the Closing (the “Purchaser Legacy Business”), which House of Doge agreed will operate or continue to operate as a division or out of a subsidiary of Purchaser after the Closing. We expect, however, that the Purchaser Legacy Business will continue to operate out of its existing Brag House Inc. subsidiary, and that Mr. Malloy will continue to serve as Chief Executive Officer of such subsidiary.

Brag House and House of Doge also agreed that: (i) at all times from the execution of the Merger Agreement until the earlier of the Closing and the termination of the Agreement in accordance with its terms (the “Interim Period”), Brag House’s operating account shall contain a minimum available cash balance of at least $1.2 million (or $4.9 million if adjusted in connection with any sales by Brag House of its equity securities, as discussed below); (ii) at the Effective Time, the Purchaser Legacy Business shall be allocated direct, unrestricted access to cash in the amount of $4.9 million less operating expenses actually incurred by the Purchaser Legacy Business in the ordinary course of business from August 1, 2025 through July 31, 2026, which $4.9 million amount shall not be modified without the prior written consent of Mr. Malloy, which consent shall not be unreasonably withheld; and (iii) prior to August 1, 2026, the Purchaser Legacy Business and House of Doge shall mutually agree upon a new working capital budget for the period commencing August 1, 2026 to July 31, 2027, which budget shall include the balance of any funds remaining available from the figure set forth in clause (i) above.

Conditions to the Merger

The obligations of each of the Company and Purchaser to consummate the Merger and the other Transactions are subject to specified conditions, including, among other matters: (i) receipt of any necessary stockholder approvals in connection with the Merger Agreement and the Transactions; (ii) the Registration Statement (as defined below) having been declared effective, and no stop order concerning the Registration Statement being in effect; (iii) Brag House’s common stock having been continually listed on Nasdaq through the date of Closing and its Nasdaq listing application in connection with the Transactions having been approved; (iv) the parties to the Merger Agreement having received all governmental approvals necessary to consummate the Transactions; (v) there having been no material adverse effects with respect to Brag House or House of Doge; (vi) each of Brag House and House of Doge having performed, in all material respects, all of the obligations and covenants required to be performed by them at or before the Closing; (vii) the representations and warranties of each of Brag House and House of Doge being true and correct, subject to the limitations set forth in the Merger Agreement; and (viii) there not being in effect any law, decree, order or injunction of a governmental authority of competent jurisdiction that prohibits the consummation of the Transactions.

Termination

The Merger Agreement may be terminated at any time prior to the Effective Time: (i) by the mutual written consent of Purchaser and the Company; (ii) by either Purchaser or the Company if the Transactions have not been consummated by March 31, 2026 (the “Termination Date”), unless the failure to so close is caused by the terminating party’s breach of the Merger Agreement, provided that in the absence of any such breach, if the Registration Statement has not been declared effective 60 days prior to the Termination Date, than either Purchaser or the Company can extend the Termination Date by an additional 60 days; (iii) by either Purchaser or the Company if a governmental order or law permanently prevents the consummation of the Transactions and any such order has become final and non-appealable; (iv) by the Company if Purchaser breaches any representations, warranties, covenants, or agreements under the Merger Agreement that would cause a failure of certain Closing conditions, and such breach is not cured within specified timeframes; (v) by the Company if Purchaser fails to consummate the Closing within five business days after notice from the Company of such satisfaction and that the Company is ready, willing, and able to consummate the Transactions; (vi) by the Company if Purchaser becomes unable to file the Registration Statement; (vii) by the Company if the Brag House common stock is delisted from Nasdaq; (viii) by the Company if at any meeting of its stockholders to do so, Purchaser is unable to obtain any required stockholder approvals; (ix) by Purchaser if the Company breaches its representations, warranties, covenants, or agreements under the Merger Agreement that would cause a failure of certain Closing conditions, and such breach is not cured within specified timeframes; (x) by Purchaser if the Company fails to consummate the Closing within three business days after notice from Purchaser of such satisfaction and that Purchaser is ready, willing, and able to consummate the Transactions; and (xi) by Purchaser if, prior to the receipt of any required approvals of its stockholders in connection with the Merger Agreement, its board of directors changes its recommendation that stockholders approve all proposals relating to the Merger Agreement and the Transactions in respect of a Superior Proposal, as defined in the Merger Agreement, or certain material developments.

If the Merger Agreement is validly terminated pursuant to its terms, then, except as provided below, it shall become void and of no further force and effect, with no liability (except as provided below) on the part of any party (or any stockholder, affiliate or representative of such party), except that any such termination will not relieve any party from liability if such termination results from (i) fraud or (ii) the willful and material (A) failure of any party to perform its covenants, obligations or agreements contained in the Merger Agreement or (B) breach by any party of its representations or warranties contained in the Merger Agreement.

If House of Doge terminates the Merger Agreement pursuant to the terms thereof, other than for failure to consummate the Transactions by the Termination Date or if consummation is legally prohibited, Brag House must pay House of Doge $9.0 million (the “Termination Fee”).

If Brag House terminates the Merger Agreement because its board of directors has changed its recommendation to stockholders to approve proposals related to the Merger Agreement and the Transactions, then Brag House must pay House of Doge the Termination Fee.

If Brag House terminates the Merger Agreement as a result of House of Doge’s breach or failure to consummate the Closing within three business days of Brag House’s providing the requisite notice, then House of Doge must pay Brag House the Termination Fee.

In addition, if a Superior Proposal with respect to Purchaser is publicly announced, disclosed or otherwise communicated to House of Doge prior to the termination of the Merger Agreement and is not withdrawn, and within 12 months after the Merger Agreement is terminated, Brag House (i) executes a transaction in respect of the Superior Proposal or (ii) such transaction is consummated or withdrawn, terminated or otherwise discontinued for any reason, then Brag House must pay House of Doge the Termination Fee upon such execution, consummation, withdrawal, termination or other discontinuation.

Representations and Warranties; Covenants

Pursuant to the Merger Agreement, the parties made customary representations and warranties for transactions of this type.

The Merger Agreement also includes customary covenants of Purchaser and the Company including, among other things, (i) the conduct of their respective business operations prior to the consummation of the Transactions, (ii) to promptly take all actions and do all things necessary to consummate the Transactions, including using their best efforts to obtain all necessary actions, approvals and consents of, and avoid a lawsuit, inquiry, lawsuit and similar proceeding by, applicable governmental authorities, (iii) to prepare and mutually agree upon the registration statement of Brag House required to be filed in connection with the Transactions (the “Registration Statement”), which will contain a proxy statement/prospectus of Brag House, which Brag House shall file with the Securities and Exchange Commission (the “SEC”) by November 26, 2025, and (iv) to use commercially reasonable efforts to cause the Merger to qualify as a “reorganization” for federal tax purposes. The Registration Statement will also cover the resale of the 9,000,000 shares of Brag House common stock to be issued to the Purchaser Representatives. The Merger Agreement also contains additional covenants of the parties, including covenants providing for Brag House to file with Nasdaq, if necessary, an initial listing application with respect to its common stock and to cause such initial listing application to be conditionally approved, prior to the Effective Time, and for House of Doge to cooperate with respect to such listing application.

Brag House also agreed to use reasonable best efforts to negotiate and cause each Purchaser Representative to execute a voting support agreement with commercially reasonable terms as promptly as practicable following but in no case later than November 26, 2025.

Loan

The Merger Agreement provides that Brag House will extend to House of Doge an $8.0 million loan at an annual interest rate of 5.0%, with repayment due six months from the date of a note executed by House of Doge in favor of Brag House, with the loan secured by assets of House of Doge worth at least the principal amount thereof, as determined by Brag House. The Merger Agreement provides that House of Doge will use the proceeds of the loan to pay amounts outstanding under an existing loan with another entity. In addition, Brag House must make the net proceeds of any offering of its equity securities during the Interim Period available to House of Doge within two business days of Brag House’s receipt thereof, and the principal balance of the loan will be increased proportionately to account for the amount of any such proceeds made available to House of Doge, provided that, if the outstanding balance of the loan shall exceed $50 million, the minimum cash balance amount of Brag House’s operating account during the Interim Period, as discussed under “- Existing Business of Brag House,” will be automatically set at $4.9 million.

The Merger Agreement is filed as Exhibit 2.1 to this Current Report on Form 8-K and the foregoing description thereof is qualified in its entirety by reference to the full text of the Merger Agreement. The Merger Agreement provides investors with information regarding its terms and is not intended to provide any other factual information about the parties. In particular, the assertions embodied in the representations and warranties contained in the Merger Agreement were made as of the execution date of the Merger Agreement only. Further, the Merger Agreement provides that such representations and warranties are qualified by information in confidential disclosure schedules provided by the parties to each other on the date of the Merger Agreement. Although the parties did not actually provide such disclosure schedules, we expect that they will do so in connection with entering into an amendment to the, or an amended and restated, Merger Agreement. These disclosure schedules will contain information that modifies, qualifies, and creates exceptions to the representations and warranties set forth in the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement may have been used for the purpose of allocating risk between the parties rather than establishing matters of fact. Accordingly, you should not rely on the representations and warranties in the Merger Agreement as characterizations of the actual statements of fact about the parties.

Loan Documents

Pursuant to the Merger Agreement, On October 14, 2025, Brag House loaned to House of Doge $8,000,000 (the “Loan”), which was evidenced by a secured promissory note (the “Note”) issued by House of Doge in favor of Brag House. Under the terms of the Note, House of Doge can borrow up to $8,000,000 from Brag House, with $4,500,000 being loaned to House of Doge on October 14, 2025 and the remaining $3,500,000 available for borrowing during the six-month term of the Note. The Note provides that House of Doge can request advances of the remaining amount of the Loan during the Interim Period by delivering written notice to Brag House. Brag House disbursed the entire $8.0 million amount of the Loan on October 14, 2025. Pursuant to House of Doge’s instructions, Brag House disbursed directly to the lender $3,516,109.52 to pay off existing debt of House of Doge and the remaining amount of the Loan directly to House of Doge.

The Loan accrues interest at a rate of 5% per annum and matures upon the earlier of (i) April 14, 2026 and (ii) the occurrence of an Event of Default, as defined in the Note (in most cases, with notice from Brag House to House of Doge). House of Doge’s obligations under the Note are secured by collateral specified in the Security Agreement and the IP Security Agreement (each as defined below), subject to certain permitted liens.

In connection with the Loan, on October 14, 2025, House of Doge and each of its wholly-owned subsidiaries as guarantors (the “Guarantors”) entered into a Security Agreement in favor of Brag House (the “Security Agreement”), pursuant to which, among other things, the Guarantors granted Brag House a first priority lien and security interest in the collateral listed therein. In addition, House of Doge entered into a separate Intellectual Property Security Agreement, dated as of October 14, 2025, in favor of Brag House (the “IP Security Agreement”), pursuant to which House of Doge granted to Brag House a security interest in certain intellectual property of House of Doge as set forth therein. Further, each of the Guarantors executed a Guarantee, dated as of October 14, 2025, in favor of Brag House pursuant (the “Guarantee”) to which each Guarantor guaranteed the full and punctual payment when due and performance of all of House of Doge’s and the other Guarantors’ debts, liabilities and obligations pursuant to the Note and any other documents relating thereto.

The foregoing descriptions of the Note, the Security Agreement and the IP Security Agreement are not complete and are qualified in their entirety by reference to the full text of the Note, the Security Agreement, the IP Security Agreement, and the Guarantee, copies of which are filed as Exhibits 10.4, 10.5, 10.6, and 10.7, respectively, to this Current Report on Form 8-K.

Item 7.01 Regulation FD Disclosure.

On October 13, 2025, the parties issued a press release to announce that they had entered into the Merger Agreement. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information furnished pursuant to this Item 7.01 (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Exchange Act or the Securities Act of 1933, as amended (the “Securities Act”), except as expressly set forth by specific reference in such a filing.

Important Information and Where to Find It

This Current Report on Form 8-K relates to a proposed transaction between Purchaser and the Company. This Current Report on Form 8-K does not constitute an offer to sell or exchange, or the solicitation of an offer to buy or exchange, any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, sale or exchange would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. In connection with the Transactions, Brag House intends to file relevant materials with the SEC, including the Registration Statement, which will include a proxy statement/prospectus. The proxy statement/prospectus will be sent to all Purchaser and all Company stockholders. Purchaser also will file other documents regarding the Transactions with the SEC. Before making any voting or investment decision, investors and security holders of Purchaser and the Company are urged to read the Registration Statement, the proxy statement/prospectus and all other relevant documents filed or that will be filed with the SEC in connection with the Transactions as they become available because they will contain important information about the Transactions.

Investors and security holders will be able to obtain free copies of the Registration Statement, including the proxy statement/prospectus, and all other relevant documents filed or that will be filed with the SEC by Purchaser through the website maintained by the SEC at www.sec.gov or by directing a request via email at ir@thebraghouse.com.

Participants in the Solicitation

Purchaser, the Company, and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from Purchaser’s stockholders in connection with the Transactions. A list of the names of such directors and executive officers of Purchaser, information regarding their interests in the Transactions and their ownership of the Company’s securities are, or will be, contained in Purchaser’s filings with the SEC, and such information and names of Purchaser and the Company’s directors and executive officers will also be in the Registration Statement that Purchaser will file with the SEC. You may obtain free copies of these documents as described in the preceding paragraph.

Non-Solicitation

This Current Report on Form 8-K is not a proxy statement or solicitation of a proxy, consent or authorization with respect to any securities or in respect of the Transactions and shall not constitute an offer to sell or a solicitation of an offer to buy the securities of Brag House or any successor entity thereof, nor shall there be any offer, solicitation, or sale of any such securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act.

Forward-Looking Statements

This Current Report on Form 8-K contains certain forward-looking statements within the meaning of the federal securities laws with respect to the proposed transactions between Brag House and House of Doge, including statements regarding the benefits of the proposed transactions and the anticipated timing of the completion of the proposed transactions. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this document, including, but not limited to: (i) the risk that the Transactions may not be completed in a timely manner or at all; (ii) the failure to satisfy the conditions to the consummation of the Transactions, including the receipt of necessary stockholder and governmental approvals; (iii) the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement; (iv) the effect of the announcement or pendency of the proposed transactions on Brag House’s and House of Doge’s business relationships, performance, and business generally; (v) risks that the Transactions disrupt current plans and operations of Brag House and/or House of Doge as a result; (vi) the ability to recognize the anticipated benefits of the Transactions; (vii) the ability to implement business plans, forecasts, and other expectations after the completion of the Transactions; and (viii) the risk of needing to raise additional capital to execute business plans, which may not be available on acceptable terms or at all. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of Brag House’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, the Registration Statement and proxy statement/prospectus discussed above and other documents filed by Brag House from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Brag House and House of Doge assume no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise, other than as required by law. Neither Brag House nor House of Doge can give any assurance that either Brag House or House of Doge will achieve its expectations.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
2.1+	Merger Agreement, dated as of October 12, 2025, by and among Brag House Holdings, Inc., House of Doge, Inc., and Brag House Merger Sub, Inc.
10.1	Conditional Consent and Limited Waiver by and between Lavell Juan Malloy, II, Brag House Holdings, Inc. and House of Doge, Inc.
10.2	Conditional Consent and Limited Waiver by and between Chetan Jindal, Brag House Holdings, Inc. and House of Doge, Inc.
10.3	Conditional Consent and Limited Waiver by and between Daniel Leibovich, Brag House Holdings, Inc. and House of Doge, Inc.
10.4	Secured Promissory Note dated as of October 14, 2025, by House of Doge, Inc. in Favor of Brag House Holdings, Inc.
10.5	Security and Pledge Agreement dated as of October 14, 2025, by House of Doge, Inc. and the Guarantors identified therein in Favor of Brag House Holdings, Inc.
10.6	Intellectual Property Security Agreement, dated as of October 14, 2024, by House of Doge, Inc. in favor of Brag House Holdings, Inc.
10.7	Guarantee, dated as of October 14, 2025, in favor of Brag House Holdings, Inc.
99.1	Press release dated October 13, 2025
104	Cover Page Interactive Data File (embedded with the Inline XBRL document).

+	Certain of the exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(b)(2). The Registrant agrees to furnish supplementally a copy of all omitted exhibits and schedules to the Securities and Exchange Commission upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 17, 2025	BRAG HOUSE HOLDINGS, INC.

/s/ Lavell Juan Malloy, II
	Name:	Lavell Juan Malloy, II
	Title:	Chief Executive Officer